UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

Commission file number 000-23446

SUGARMADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3008888
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

167 N. Sunset Ave., City of Industry, CA	91744
(Address of principal executive offices)	(Zip Code)

(626) 961-8619
(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on January 29, 2018, the Company’s board of directors approved and authorized the appointment of Chenlong Tan as a new Director of the Company. Mr. Tan is the co-founder of BizRight Hydroponics, Inc., where he has grown that business into one of the premier suppliers of hydroponic supplies. Mr. Tan brings valuable expertise, particularly relating to large scale IT design and implementation, to Sugarmade that will not only help BizRight to likely continue to grow, but will also provide valuable input toward improvements to other Sugarmade business, such as the increasingly e-commerce focused CarryOutSupplies.com business and the upcoming marketing and distribution of other products. Mr. Tan is an expert in e-commerce, AI and data mining and is a technology driven business executive.

Effective on January 29, 2018, the Company accepted the resignation of Director Richard Ko. Pursuant to Mr. Ko’s resignation letter, Mr. Ko’s resignation was not due to any disagreements or conflicts with the Company. Mr. Ko’s noted his resignation is necessary in order to allow him to pursue his education to become a licensed CPA and to pursue other business ventures as a consultant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: January 29, 2018	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer

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